Exhibit 10.1

AMENDMENT NO. 1 TO PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO PURCHASE AGREEMENT (this “Amendment”) is entered into this 29th day of May, 2020 (“Amendment Date”), by and between WESTWATER RESOURCES, INC., a Delaware corporation (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”).  This Amendment amends that certain Purchase Agreement, dated as of May 21, 2020, between the Investor and the Company (the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

RECITALS

WHEREAS, Section 12(o) of the Purchase Agreement provides that the Purchase Agreement may be amended by a written instrument signed by both parties thereto; and

WHEREAS, the Company and the Investor desire to amend the terms of the Purchase Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.  Amendment and Restatement of Definition of “Base Price” in the Purchase Agreement.  Effective as of the Amendment Date, Section 1(u) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“(u)“Base Price” means a price per Purchase Share equal to the sum of (i) the Signing Market Price and (ii) $0.2917 (subject to adjustment for any applicable reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that occurs on or after the date of this Agreement).”

2.  No other amendment. Except as expressly set forth above, all other terms and conditions of the Purchase Agreement shall remain in full force and effect, without amendment thereto.

3.  Representations and Warranties. Each party hereto represents and warrants as of the date hereof that such party has full power and authority to enter into the Amendment, and that when executed and delivered by such party, and assuming execution and delivery by the other party, will constitute a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors’ rights and laws concerning equitable remedies.

4.  Entire Agreement. The Purchase Agreement (including the exhibits and schedules thereto), as amended by this Amendment, constitutes (along with the documents referred to in the Purchase Agreement) a complete and exclusive statement of the terms of the agreement between the Company and the Investor with respect to its subject matter, and any reference to the Purchase Agreement (including the exhibits and schedules thereto) shall be a reference to the Purchase Agreement (including the exhibits and schedules thereto) as amended hereby.

5.  Governing Law. This Amendment shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois.

6.  Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

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IN WITNESS WHEREOF, the Investor and the Company have caused this Amendment No. 1 to Purchase Agreement to be duly executed as of the Amendment Date.

THE COMPANY:

WESTWATER RESOURCES, INC.

By: /s/ Christopher M. Jones

Name: Christopher M. Jones

Title:  President & Chief Executive Officer

INVESTOR:

LINCOLN PARK CAPITAL FUND, LLC

BY: LINCOLN PARK CAPITAL, LLC

BY: ROCKLEDGE CAPITAL CORPORATION

By: /s/ Josh Scheinfeld

Name: Josh Scheinfeld

Title: President